Exhibit 99.1

KULR Approaches Final Milestone in Upsized U.S. Army Contract for Advanced Battery Prototypes

SAN DIEGO / GLOBENEWSWIRE / March 21, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today proudly announces the receipt of an additional purchase order from the United States Army, increasing the total contract value to $1.81 million. This latest order propels the project into its final phase, scheduled for completion by August 2024, with KULR having already achieved significant milestones in the development of next-generation battery solutions for advanced aviation applications.

In the concluding phase, KULR will deliver two distinct prototypes of its innovative battery systems, each tailored to meet the rigorous operational demands of the U.S. Army. This strategic development represents a culmination of the Company's tireless efforts in navigating the initial two phases of the agreement with exceptional success.

The final prototypes will leverage KULR's advanced energy management platform, KULR ONE Design Solutions, which integrates state-of-the-art safety measures and thermal management technologies. The KULR engineering team's use of comprehensive design and testing methodologies, including Fractional Thermal Runaway Calorimetry, bomb calorimetry, and impingement zone mapping, has been instrumental in guiding the design process.

KULR CEO Michael Mo expressed, "As we progress to the final stages of our collaboration with the U.S. Army, our commitment to excellence and innovation remains unwavering. The trust placed in KULR to develop these advanced prototypes reflects our shared dedication to enhancing the operational capabilities of our armed forces. The forthcoming evaluation of our prototypes will set the stage for future phases, furthering our contribution to the military's mission readiness with superior energy solutions."

As the sole provider of cell screening technology for NASA, KULR continues to cultivate a solid foundation of trust while exhibiting sound technical expertise throughout its ongoing partnership with the U.S. Army. The Company continues to establish its role as a key player in advancing the safety and efficiency of energy storage and management solutions.

For further information about KULR Technology Group and its innovative solutions, please visit http://www.kulrtechnology.com.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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